As filed with the Securities and Exchange Commission on July 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vivos Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	81-3224056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(844) 672-4357

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

R. Kirk Huntsman

Chairman of the Board and Chief Executive Officer

Vivos Therapeutics, Inc.

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(844) 672-4357

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, dated July 29, 2024

169,498 Shares of Common Stock

3,050,768 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrant

3,220,266 Shares of Common Stock Issuable Upon Exercise of Common Stock Purchase Warrant

This prospectus relates to the resale by the selling stockholder named herein, including its transferees, assigns, pledgees or donees, or their respective successors, of up to (i) 169,498 shares (or the Shares) of our common stock, par value $0.0001 per share (which we refer to as the common stock), (ii) a pre-funded warrant to purchase 3,050,768 shares of common stock (or the Pre-Funded Warrant, and with the shares of common stock underlying the Pre-Funded Warrant being referred to as the PFW Shares), and (iii) a Common Stock Purchase Warrant (or the Warrant) to purchase up to 3,220,266 shares of common stock (such shares being referred to as the Warrant Shares). The selling stockholder was the investor in a private placement by our company which closed on June 10, 2024. For information, see “Selling Stockholder.”

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of common stock by the selling stockholder, although we may receive funds upon the future exercise of Warrant held by the selling stockholder, if and when exercised for cash. The selling stockholder may sell Shares, PFW Shares, and Warrant Shares (which we sometimes refer to herein collectively as the Selling Stockholder Shares) from time to time in the principal markets on which our common stock is quoted at the prevailing market price, at prices related to prevailing market prices or in negotiated transactions. The selling stockholder may sell the Selling Stockholder Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the Selling Stockholder Shares, or both. We are registering the offer and sale of the Selling Stockholder Shares pursuant to certain registration rights granted to the selling stockholder. The timing and amount of any sale of Selling Stockholder Shares is within the sole discretion of the selling stockholder. We do not know when or in what amount of Selling Stockholder Shares the selling stockholder may offer for sale. We will pay the expenses of registering the Selling Stockholder Shares, including legal and accounting fees. All selling and other expenses incurred by the selling stockholder will be borne by the selling stockholder. See “Plan of Distribution” for additional information.

Our common stock is listed on The Nasdaq Capital Market under the symbol “VVOS.” On July 24, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $2.36 per share.

The purchase of the common stock offered through this prospectus is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 7 of this prospectus and those risk factors incorporated herein by reference before purchasing any of the securities offered by this prospectus. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2024.

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ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement or any related free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement or any related free writing prospectus. This prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement and any related free writing prospectus, if any, is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement and any related free writing prospectus is delivered or securities are sold on a later date.

We have not done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating as to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections included or incorporated by reference entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers are cautioned that known and unknown risks, uncertainties and other factors, including those over which we may have no control and others listed in the “Risk Factors” section of this prospectus, may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to continue to refine and execute our business plan, including the launch and advancement of our recently announced marketing and distribution alliance, recruitment of dentists to enroll in our Vivos Integrated Practice (VIP) program and utilize The Vivos Method;

●	the understanding and adoption by dentists and other healthcare professionals of The Vivos Method, including our proprietary oral appliances, as a treatment for dentofacial abnormalities and/or mild to severe OSA and snoring in adults;

●	our expectations concerning the effectiveness of treatment using The Vivos Method and patient relapse after completion of treatment;

●	the potential financial benefits to VIP dentists from treating patients with The Vivos Method;

●	our potential profit margin from the enrollment of VIPs, VIP service fees, sales of The Vivos Method treatments and appliances and leases of SleepImage® home sleep testing rings;

●	our ability to properly train VIPs in the use of The Vivos Method inclusive of the services we offer independent dentist for use in treating their patients in their dental practices;

●	our ability to formulate, implement and modify as necessary effective sales, marketing and strategic initiatives to drive revenue growth (including, for example, our recently announced marketing and distribution alliance, our Medical Integration Division, our SleepImage® home sleep apnea test and our arrangements with durable medical equipment companies (“DMEs”));

●	the viability of our current intellectual property and intellectual property created in the future;

●	acceptance by the marketplace of the products and services that we market;

●	government regulations and our ability to obtain applicable regulatory approvals and comply with government regulations including under healthcare laws and the rules and regulations of the U.S. Food and Drug Administration (“FDA”) and non-U.S. equivalent regulatory bodies;

●	our ability to retain key employees;

●	adverse changes in general market conditions for medical devices and the products and services we offer;

●	our ability to generate cash flow and profitability and continue as a going concern;

●	our future financing plans; and

●	our ability to adapt to changes in market conditions (including as a result of the COVID-19 pandemic, rising inflation and volatile capital markets) which could impair our operations and financial performance.

These forward-looking statements involve numerous risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations or the results of other matters that we anticipate could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections included or incorporated by reference in this prospectus. You should thoroughly read this prospectus and the documents incorporated herein by reference with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events or information as of the date on which the statements are made in or incorporated by reference in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus, the documents incorporated by reference into this prospectus and the documents we have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you need to consider in making your investment decision. Before making an investment decision, you should read this entire prospectus carefully and you should consider, among other things, the matters set forth under “Risk Factors” and our financial statements and related notes thereto appearing elsewhere in this prospectus.

This summary highlights information contained elsewhere in this prospectus or incorporated by reference (see “Incorporation of Certain Information by Reference”). It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included or incorporated by reference herein. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

Unless the context specifically requires otherwise, all share and per share figures appearing in this prospectus give effective to a 1-for-25 reverse stock split of our common stock which became effective on October 25, 2023.

In this prospectus, unless the context indicates otherwise, the terms “the Company,” “Vivos,” “we,” “our,” “ours” “us” or similar terminology refer to Vivos Therapeutics, Inc. and its consolidated subsidiaries.

Overview

We are a revenue stage medical technology company focused on the development and commercialization of a suite of innovative diagnostic and multi-disciplinary treatment modalities for patients with dentofacial abnormalities and the wide array of medical conditions that may result from them, including mild to severe obstructive sleep apnea (known as OSA) and snoring in adults. We believe our proprietary oral appliances, diagnostic tools, myofunctional therapy, clinical treatments, continuing education, and practice solutions represent a powerful and highly effective set of resources for healthcare providers of all disciplines who treat patients suffering from debilitating and even life-threatening breathing and sleep disorders and their comorbidities.

To date, our primary focus has been on expanding awareness of, and providing treatment options for OSA for and through the dental industry, which we believe represents a large and relatively untapped market for OSA treatment. As our business has evolved, we have expanded our marketing, provider outreach, and treatment programs to encompass a broader more multidisciplinary approach, with a greater emphasis on working with medical doctors and other healthcare providers beyond dentists. Now that we have established a national network of Vivos-trained dentists, we are pivoting our focus to the source of where we believe the vast majority of OSA patients are first diagnosed and treated—the medical profession (including sleep centers and doctors and dentists who offer OSA treatment) as well durable medical equipment (DME) companies who manufacture and distribute OSA therapies. See “New Marketing and Distribution Alliance Strategy” below for more information.

In this prospectus, we sometimes refer to doctors, dentists and other medical professionals who treat OSA as “providers” (including our own Vivos-trained dentists).

Studies have shown our comprehensive and multidisciplinary approach represents a significant improvement in the treatment of mild to severe OSA in comparison to or when combined with other largely palliative treatments such as continuous positive airway pressure (or CPAP) or oral myofunctional therapy. We call our solution The Vivos Method.

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Our Products and Services

Currently, The Vivos Method comprises the following products and services:

●	Vivos Complete Airway Repositioning and/or Expansion (CARE) oral appliance therapy including our:

○	Daytime Nighttime Appliance (or DNA appliance®) was granted 510(k) clearance from the U.S. Food & Drug Administration (or FDA) as a Class II medical device in December 2022 for the treatment of snoring and mild to moderate OSA, jaw repositioning and snoring in adults. It is the only oral appliance ever to receive FDA clearance to treat OSA without mandibular advancement as its primary mechanism of action. In November 2023, our DNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

○	Mandibular Repositioning Nighttime Appliance (or mRNA appliance®) has 510(k) clearance from the FDA as a Class II medical device for the treatment of snoring and mild to moderate OSA in adults. In November 2023, our mRNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

○	Modified Mandibular Repositioning Nighttime Appliance (or mmRNA appliance), for which we were granted FDA Class II market clearance in August 2021 for treating mild to moderate OSA, jaw reposition and snoring in adults. In November 2023, our mmRNA appliance was cleared by the FDA to treat moderate and severe OSA in adults, 18 years of age and older along with positive airway pressure (PAP) and/or myofunctional therapy, as needed.

The November 2023 clearance of our CARE appliances for the indication described above represents the first time the FDA has ever granted an oral appliance a clearance to treat severe OSA. We believe this unprecedented decision by the FDA will generate broader acceptance throughout the medical community for our treatment options, leading to the potential for higher patient referrals and case starts as well as collaboration with medical professionals. We also believe it will enhance our value proposition to third-party distribution partners such as DME companies. This approval could also clear the way for greater reimbursement levels from medical insurance payors and Medicare. For example, in April 2024 we received the required regulatory approvals to enable Medicare reimbursement for our CARE oral medical devices.

●	Vivos oral appliances and therapies outside of CARE system include:

○	Vivos Guides are pre-formed, flexible, BPA-free, base polymer, monoblock intraoral guide and rescue appliances. The Guides are FDA Class I registered product for orthodontic tooth positioning typically used by dentists in children to address malocclusions and promote proper guided growth and development of the mouth and jaws.

○	Vivos VersaTM is an FDA 510(k) cleared Class II device for treating mild to moderate OSA in adults. It is a comfortable, easy-to-wear, medical grade nylon, 3D printed oral appliance featuring mandibular advancement as its mechanism of action. It is priced to be very cost effective and offers Vivos providers and patients a comfortable and effective product at a much lower price point for treatment. As with all other non-CARE oral appliances, the Vivos Versa must be worn nightly for life in order to remain clinically effective. We believe many Vivos Versa patients will eventually migrate up to our proprietary Vivos CARE products. While we do not own this product, we are a reseller of this product.

○	Vivos MyoCorrect oral myofunctional therapy (OMT) services. Studies have shown OMT to be a clinically valuable adjunctive treatment for patients with breathing and sleep disorders. When combined with Vivos’ CARE products and treatments, OMT can deliver an enhanced effect in many patients using our appliances. MyoCorrect treatment services are cost-effective for providers and convenient for patients. MyoCorrect is billable to medical insurance in most cases and constitutes an additional profit center for both Vivos and providers.

○	Vivos Vida ™ is an FDA cleared appliance as unspecified classification for the alleviation of TMD symptoms, and aids in treating bruxism and TMJ Dysfunction. The Vivos Vida help to alleviate symptoms such as TMJ/TMD, headaches and facial muscle pain. The Vivos Vida is worn during sleep, and serves to protect the teeth and restorations from destructive forces of bruxism. It is a custom fabricated appliance, designed for patient comfort.

○	Vivos Vida Sleep ™ is an FDA 510(k) cleared Class II for treating mild to moderate OSA in adults. It uses the Vivos Unilateral BiteBlock Technology and is designed to advance the mandible incrementally to stabilize the patient’s oropharyngeal airway. It is highly efficient and has a sleep design which promotes space for the tongue to sit in the roof of the palate. It’s novel design decreases contact points between the maxillary and mandibular teeth that may help reduce clenching and overall bite forces that occur during sleep.

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●	VivoScore (from SleepImage), Rhinomanometry (from GM Instruments), Cone Beam Computerized Tomography or CBCT (from multiple vendors), Joint Vibration Analysis (from BioResearch) and other key diagnostic technologies play an essential role as part of The Vivos Method in patient assessment, proper clinical diagnosis, treatment planning, progress measurement, and optimal outcome facilitation. We believe the combination and integration of such diagnostic tools and equipment as particularly taught to and practiced by Vivos-trained providers constitutes a key trade secret of our company.

●	Vivos AireO2 is an Electronic Health Record (EHR) software program specifically designed for use as a full practice management software program in a medical or dental practice environment where treating breathing and sleep disorders is performed. The program is very well suited to handle both medical and dental billing and is integral in our Treatment Navigator program.

●	Adjunctive Treatment from specialty chiropractors and other healthcare providers according to a very specific set of particular integrated protocols has also proven to enhance and improve clinical outcomes using CARE and other Vivos devices.

●	Treatment Navigator is our most recent program to assist a clinician’s patients who may have a breathing or sleep disorder to get screened, diagnosed by a board-certified sleep specialist, obtain insurance verification of benefits and preauthorization (where required), have their questions answered, and receive assistance with scheduling, financing, medical billing or any other concerns regarding treatment options best suited to their individual situation. Dentists typically pay set fees to us for this service.

●	Vivos Billing Intelligence Service (BIS) is our medical and dental billing service. It is both a subscription and fee for service program for healthcare practitioners who wish to optimize their insurance reimbursement by leveraging both medical and dental benefits. We are unaware of any other software platform or service on the market that offers the same set of features or capabilities.

●	Vivos Airway Intelligence Service (AIS) is our technical support and advisory service that supports clinicians in their patient data analysis, case selection, treatment planning and treatment implementation. AIS reports and services are priced into the cost of appliances to providers.

●	The Vivos Institute® (TVI) is widely regarded as one of the top educational and learning centers for dentofacial related breathing and sleep disorders in North America. Opened in 2021, TVI is housed in a state-of-the-art 18,000 square foot facility near the Denver International Airport where doctors from around the world come to receive instruction and advanced clinical training in a wide range of topics delivered by leading national and international medical sleep specialists, cardiologists, pediatric sleep specialists, dentists, orthodontists, specially trained chiropractors, nutritionists, key industry business leaders, and university-based clinical researchers.

These products and services are used in a collaborative multidisciplinary treatment model comprising dentists, general practice physicians, sleep specialist physicians, myofunctional therapists, nutritionists, chiropractors, physical therapists, and healthcare professionals. Our subscription-based program to train dentists and offer them other value-added services is called the Vivos Integrated Practice (VIP) program.

During 2023, we expanded our product portfolio by acquiring certain devices (now known as Vivos Vida, Vivos Versa and Vivos Vida Sleep) from Advanced Facialdontics, LLC. During 2022, we commenced and grew our screening and home sleep test (or HST) program (which we call our VivoScore Program) featuring SleepImage® technology, a 510(k) cleared ring-based recorder and diagnostic platform for home sleep apnea testing. We market and distribute our SleepImage HST in the U.S. and Canada pursuant to a licensing agreement with MyCardio LLC. Based on our direct experience with our Vivos-trained providers, approximately 61,000 VivoScore HSTs were performed during 2023. Due to the volume of business that we have generated with MyCardio LLC, we now receive pricing and terms for SleepImage® products and services that are well below their published retail prices. We believe the rapid growth of our VivoScore program confirms our belief that the SleepImage® HST offers significant commercial advantages over existing home sleep apnea products and technologies in the market and allows healthcare providers to more efficiently screen, diagnose and initiate treatment for OSA in their patients.

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We have not yet seen a corresponding increase in patient enrollment in The Vivos Method treatment, however, and based on feedback from our Vivos-trained providers, we believe this to be a function of staffing turnover and labor shortages that continue to plague the dental workplace. Throughout 2023, we continued to address this by conducting additional regional dental team training sessions on integrating Vivos products and treatments. In addition, we drastically reduced the number of Practice Advisors who had previously been dispatched as “boots on the ground” to help facilitate case starts and provide Vivos-trained providers with support, and we replaced them with a new service called Treatment Navigator which we piloted and rolled out in the late summer and fall of 2022.

Treatment Navigators work effectively as extensions of the dental office, working directly with perspective patients to provide them information on The Vivos Method, aiding in education, screening, insurance verification of benefits and preauthorization, coordination among various professional practitioners, recordkeeping, problem solving, as well as, delivering a home sleep test and following up with scheduling an appointment with a VIP in their area. Dental offices who wish to avail themselves of this service pay Vivos enrollment fees and per case fees for the service, thus adding an important new revenue line and profit center to the business. Based on our evaluation of the Treatment Navigator program, we have restructured the Treatment Navigator program into a monthly subscription-based model.

New Marketing and Distribution Alliance Strategy

In June 2024, we announced the execution of a strategic marketing and distribution alliance with Rebis Health Holdings, LLC (who we refer to as Rebis), an operator of multiple sleep testing and treatment centers in Colorado. This alliance, which we hope will be the first of a series of similar alliances across the country, marks an important pivot in our marketing and distribution model for our cutting edge OSA appliances. Under the new alliance, we are collaborating with Rebis to offer OSA patients a full spectrum of evidence-based treatments such as our own advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods including CPAP machines. As of the date of this prospectus, the program has commenced in two of Rebis’ existing sleep treatment centers in Colorado.

This strategic alliance was announced alongside a $7.5 million equity private placement by us with an affiliate of New Seneca Partners, Inc. (who we refer to as Seneca), which affiliate is the selling stockholder under this prospectus. See “Selling Stockholder” for more information.

The new marketing and distribution strategic alliance is based on a revenue-sharing model between us and Rebis. Subject to certain conditions, Seneca will participate in our net cash flow allocation from the alliance up to an agreed-upon amount as partial consideration for the management advisory services Seneca is providing to us.

Summary of Risks Affecting Our Business

Investing in our common stock is highly speculative and involves significant risks and uncertainties. In evaluating our company, our business and any investment in our company, readers should carefully consider the risk factors described under the heading “Risk Factors” in this prospectus and the risk factors incorporated by reference from Part I, Item 1A of our Annual Report on Form 10-K beginning on Page 25, as filed with the SEC on March 28, 2024 (see “Incorporation of Certain Information by Reference”).

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Emerging Growth Company Under the JOBS Act

We are an “emerging growth company,” or EGC, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We will remain an EGC until the earlier of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. For so long as we remain an EGC, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until December 31, 2025 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

Corporate Information

Our principal offices are located at 7921 Southpark Plaza, Suite 210, Littleton, Colorado 80120, and our telephone number is (844) 672-4357. Our website is www.vivos.com. Our website and the information on or that can be accessed through such website are not part of this prospectus.

Available Information

We maintain a website at www.vivos.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website address does not constitute incorporation by reference of the information contained on our website, and you should not consider the contents of our website in making an investment decision with respect to our common stock.

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THE OFFERING

Common Stock to be offered:	169,498 Shares, 3,050,768 PFW Shares and 3,220,266 Warrant Shares held or acquirable by the selling stockholder.

Terms of the Offering:	The selling stockholder will determine when and how to sell the Selling Stockholder Shares offered in this prospectus, as described in “Plan of Distribution.”

Use of Proceeds:	We will not receive any proceeds from the sale of Selling Stockholder Shares in this offering. However, we may receive proceeds from the exercise of the Warrant by the selling stockholder to the extent they are exercised for cash. In the event we receive proceeds from the cash exercise of the Warrant, we intend to use the aggregate net proceeds from such exercise for general corporate purposes, including working capital. See the sections titled “Use of Proceeds” and “Selling Stockholder” for additional information.

Listing and Symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “VVOS”.

Risk Factors:	Investing in our securities is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase our securities.

Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder for offer and resale, we are referring to the Shares that have been issued to the selling stockholder and the PFW Shares and Warrant Shares issuable upon exercise of Pre-Funded Warrant and Warrant issued in our June 10, 2024 private placement.

When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. Before making a decision to invest in our securities, in addition to carefully considering the Risk Factors noted below and the other information contained in this prospectus and incorporated by reference herein, you should carefully consider the risks described under the caption “Risk Factors” contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2023 and in our other filings with the Securities and Exchange Commission, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Risks Relating to Our Business

We are placing significant emphasis on our new provider-based marketing and distribution model to grow our revenues. This new model is unproven and may not produce the benefits we anticipate. This makes it difficult to evaluate our future prospects and may increase the risk of your investment.

In June 2024, we announced the execution of a strategic marketing and distribution alliance with Rebis, an operator of multiple sleep testing and treatment centers in Colorado. This alliance, which we hope will be the first of a series of similar alliances across the country, marks an important pivot in our marketing and distribution model for our cutting edge OSA appliances. Under the new alliance, we are collaborating with Rebis to offer OSA patients a full spectrum of evidence-based treatments such as CPAP machines, and our own advanced, proprietary and FDA-cleared CARE oral medical devices, oral appliances and additional adjunctive therapies and methods. This new model is differs from our current model which emphasizes a subscription-based relationship with our VIP dentists together with sales of our OSA devices to VIPs and the provision of services to VIPs. The new marketing and distribution strategic alliance is based on a revenue-sharing model between us and Rebis.

We are placing significant emphasis on establishing and growing this new model as means of increasing our revenue. However, this new model is unproven and we have no operating history associated with this new model. There is therefore a lack of information for you to evaluate our future prospects utilizing this new model. Moreover, there is a material risk that this new model will not increase our revenues or be additive to our stockholders’ equity in the manner we anticipate. Our inability to introduce and scale this marketing and distribution model would materially harm our business and operating results and likely cause our stock price to suffer.

Risks Relating to this Offering

We issued a large number of shares of common stock and warrants to purchase common stock in connection with our recent financing activities. Substantial future sales of such shares of our common stock could cause the market price of our common stock to decline or have other adverse effects on our company.

In connection with our private placement financing activities since November 2023, we issued a large number of shares and warrants to purchase common stock. We registered such shares and shares underlying warrants totaling an aggregate of 2,941,179 including 130,000 shares of common stock and 2,811,179 shares of common stock underlying warrants for public resale. While registered, these shares will be freely tradable. Sales of a substantial number of these shares in the public market, or the perception that these sales might occur, could depress the market price of our common stock or cause such market price to decline significantly. Such sales or the perception that such sales might occur could also impair our ability to raise capital through the sale of additional equity securities. We are unable to predict with any certainty the effect that such sales, or the perception that such sales may occur, may have on the prevailing market price of our shares or other adverse impacts that this situation could have on our company.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the Selling Stockholder Shares by the selling stockholder. However, we may receive proceeds from the exercise of the Warrant by the selling stockholder to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the Warrant, assuming the Warrant is exercised for cash at an exercise price of $2.204, will be approximately $7.1 million. We do not know, however, whether the Warrant will be exercised or, if the Warrants is exercised, when it will be exercised. It is possible that the Warrant will expire and never be exercised. There are also circumstances under which the Warrant may be exercised on a cashless basis. In these circumstances, even if the Warrant is exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect.

We will retain broad discretion over the use of the net proceeds to us from the exercise of the Warrant. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the aggregate net proceeds from the exercise of the Warrant for general corporate purposes, including working capital. The expected use of net proceeds from the exercise of the Warrant represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received from the exercise of the Warrant. Pending these uses, we plan to invest the net proceeds of any Warrant exercise in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. The actual allocation of proceeds realized from the exercises of the Warrant will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements.

The selling stockholder will pay any expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of their Selling Stockholder Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Selling Stockholder Shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

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SELLING STOCKHOLDER

The shares of common stock being offered by the selling stockholder listed below were issued in, or are underlying the Pre-Funded Warrant and Warrant issued in connection with a private placement which closed on June 10, 2024. Other than the relationship between our company and the selling stockholders as described below under “Summary of June 2024 Private Placement”, to our knowledge, no material relationships exist between the selling stockholder and us nor have any such material relationships existed within the past three years.

As used herein, the term “selling stockholder” means the selling stockholder listed below and the selling stockholder’s donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or warrant shares received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer.

Summary of June 2024 Private Placement and Management Services Agreement with Seneca

June 2024 Private Placement with Seneca

On June 10, 2024, we entered into a securities purchase agreement (the SPA) with V-CO Investors LLC, a Wyoming limited liability company (or V-CO). V-CO, who is the selling stockholder hereunder, is an affiliate of Seneca, a leading independent private equity firm.

Pursuant to the SPA, we sold to V-CO in a private placement offering: (i) 169,498 shares of our common stock, (ii) a pre-funded warrant (which we refer to herein as the Pre-Funded Warrant) to purchase 3,050,768 shares of common stock (which we refer to herein as the Pre-Funded Warrant Shares), and (iii) a Common Stock Purchase Warrant (which we refer to as the Warrant) to purchase up to 3,220,266 shares of common stock (which we refer to herein as the Warrant Shares). V-CO paid a purchase price of $2.329 for each share and Pre-Funded Warrant Share and associated Warrant, with such price being established for purposes of compliance with the listing rules of the Nasdaq Stock Market LLC. The private placement closed on June 10, 2024. We received gross proceeds of $7,500,000 from the private placement. No placement agent was used in connection with the private placement.

The Warrant has a five-year term, an exercise price of $2.204 per share and became exercisable immediately as of the date of issuance. The Pre-Funded Warrant has a term ending on the complete exercise of the Pre-Funded Warrant, an exercise price of $0.0001 per share and became exercisable immediately as of the date of issuance. The Warrants also contain customary stock-based (but not price-based) anti-dilution protection as well as beneficial ownership limitations that may be waived at the option of the holder upon 61 days’ notice to us.

The SPA provides that for a period of three (3) years from the closing of the private placement, Seneca shall be entitled to (i) receive notice of any regular or special meeting of our board of directors at the time such notice is provided to the members of our Board of Directors, (ii) receive copies of any materials delivered to our directors in connection with such meetings and (iii) allow one Seneca representative (who shall be an officer or employee of Seneca) to attend and participate (but not vote) in all such meetings of our Board of Directors. The SPA also includes standard representations, warranties, indemnifications, and covenants of our company and V-CO.

The terms of the SPA require us to file a registration statement on Form S-3 or other appropriate form registering the shares, the PFW Shares and the Warrant Shares for resale no later than July 25, 2024 and to use commercially reasonable best efforts to cause such registration statement to be effective by September 8, 2024. We must also use its commercially reasonable efforts to keep such registration statement continuously effective (including by filing a post-effective amendment or a new registration statement if such registration statement expires) for a period of three (3) years after the date of effectiveness of such registration statement, subject to certain limitations specified in the SPA. We have filed the registration statement of which this prospectus forms a part to satisfy the foregoing obligations.

Management Services Agreement with V-CO

Also on June 10, 2024, our company, Airway Integrated Management Company, LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (or AIM), and V-CO entered into a management services agreement (which we refer to herein as the MSA). Pursuant to the MSA, V-CO will provide certain management, consulting, and advisory services to us related to our new strategic marketing and distribution alliance with Rebis Health Partners, LLC (which we refer to as the strategic alliance).

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The term of the MSA commences on the effective date of the agreement and continues until the later of (i) June 10, 2027 or (ii) such time as V-CO has received two (2) times its original investment in the private placement we closed with V-CO. The MSA will automatically renew for additional terms of one (1) year unless any party sooner terminates the agreement in accordance with the terms of the MSA.

During the term of the MSA, V-CO will provide to us and AIM oversight, management consulting and advisory services, including, without limitation: (i) management of general and administrative expenses of the strategic alliance, (ii) advice on strategy of the strategic alliance with a view towards maximizing the revenue and profit generated by the strategic alliance, (iii) searches for additional potential sleep center operators to form strategic alliances with, (iv) making introductions to industry contacts of V-CO and its affiliates (including Seneca) for purposes of expanding the business and opportunities of our company and the strategic alliance, and (v) performing other services as may be reasonably requested from time to time by us and agreed to by V-CO, taking into account the level of compensation for services and other engagements that V-CO and its affiliates may have.

As consideration for such management services, AIM has agreed to pay to V-CO for three (3) years a management fee equal to $37,500 per quarter, payable quarterly in arrears, with a minimum of $25,000 per quarter paid in cash and the remaining up to $12,500 per quarter paid in the form of cash or restricted shares of our common stock, as decided by V-CO. The value of such restricted common stock, if any, paid as part of the management fee will be calculated based upon the average 5-day closing price of the common stock ending as of the end of each applicable quarter (or, if the common stock is not then publicly listed, as determined in good faith by our Board of Directors using industry standard valuation metrics).

In addition to the management fee, V-CO will also receive a quarterly cash participation payment from AIM equal to an agreed upon percentage of the net positive cash flow (as determined in accordance with U.S. generally accepted accounting principles) generated by the operations of the strategic alliance and received by VSI pursuant to the strategic alliance. Such participation payment shall accrue and not be paid until our company on a consolidated basis is cash flow positive from operations, as reported in our Securities and Exchange Commission filings. Such profit participation shall continue to be earned quarterly until the later of such time as (i) V-CO receives an amount equal to two (2) times its investment in the June 2024 private placement; or (ii) or June 10, 2027.

The MSA contains customary covenants regarding confidentiality and indemnification. Under the MSA, V-CO will also assign to AIM or its affiliates V-CO’s entire right, title, and interest in any intellectual property it creates while working for or on behalf of AIM.

Selling Stockholder Table

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The table below sets forth information as of the date of this prospectus, to our knowledge, about the beneficial ownership of our common stock by the selling stockholder both before and immediately after this offering. Because the selling stockholder may sell, transfer, or otherwise dispose of all, some, or none of its shares of common stock, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholder, or the amount or percentage of shares of our common stock that will be held by the selling stockholder upon termination of any particular offering. See “Plan of Distribution.”

For purposes of the table below: (i) we have not taken into account the effect of “blocker” provisions in the Pre-Funded Warrant and the Warrant which preclude the selling stockholder from owning in excess of 4.99% of our common stock at any given time and (ii) we assume that the selling stockholder will sell all of their shares of common stock registered hereunder.

	Shares of Common Stock Beneficially Owned Before Completion of the Offering (1)		Sum of Number of Shares of Common Stock	Shares of Common Stock Beneficially Owned After Completion of the Offering (3)
Name	Sum of Number	Percentage	Offered Hereby (2)	Sum of Number	Percentage
V-CO Investors LLC (4)	6,440,532	65.44%	6,440,532	—	—

(1)	Applicable percentages based on 3,401,488 shares of common stock outstanding as of the date of this prospectus. Beneficial Ownership of the selling stockholder prior to this offering includes the PFW Warrant Shares and Warrant Shares underlying the Pre-Funded Warrant and the Warrant, each of which are exercisable within 60 days of the date of this prospectus.
(2)	Consists of the Shares, PFW Warrant Shares and Warrant Shares.
(3)	Assumes full exercise of the Pre-Funded Warrant and Warrant by the selling stockholder and the resale or other disposition of all Shares and all PFW Warrant Shares and Warrant Shares by the selling stockholder.
(4)	The selling stockholder is a Wyoming limited liability company and a special purpose investment vehicle formed by New Seneca Partners, Inc., a Michigan corporation. The selling stockholder is managed by SP Manager, LLC, a Wyoming limited liability company, which is a wholly-owned subsidiary of Seneca. Michael C. Skaff, the Managing Director of Seneca, is the individual with voting and dispositive control over the securities held by the selling stockholder.

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PLAN OF DISTRIBUTION

We are registering the Selling Stockholder Shares on behalf of the selling stockholder to permit the resale of such shares by the selling stockholder from time to time after the date of this prospectus. The Selling Stockholder Shares were purchased or are acquirable by the selling stockholder, who participated in our private placement which closed on June 10, 2024. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholder, which may include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus; provided that they meet the criteria and conform to the requirements of those provisions.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of shares of common stock, underwriters may receive compensation from the selling stockholder, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholder uses an underwriter or underwriters to effectuate the sale of shares of common stock, we and/or it will execute an underwriting agreement with those underwriters at the time of sale of those shares of common stock.

To the extent required by law, the names of the underwriters will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes the prospectus supplement and the accompanying prospectus used by the underwriters to sell those securities. The obligations of the underwriters to purchase those shares of common stock will be subject to certain conditions precedent, and unless otherwise specified in a prospectus supplement, the underwriters will be obligated to purchase all the shares of common stock offered by such prospectus supplement if any of such shares of common stock are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Listing

Our common stock is listed on The Nasdaq Capital Market under the trading symbol “VVOS.”

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Vivos Therapeutics, Inc. as of and for the year ended December 31, 2023 incorporated in this Registration Statement on Form S-3 by reference from Vivos Therapeutics, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Vivos Therapeutics, Inc. as of and for the year ended December 31, 2022 incorporated in this Registration Statement on Form S-3 by reference from Vivos Therapeutics, Inc.’s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2023, have been audited by Plante & Moran, PLLC, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act, to register the shares of common stock offered by this prospectus. However, this prospectus does not contain all of the information contained in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge from our website at http://www.vivos.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 28, 2024, as amended on July 29, 2024;

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●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

●	our Current Reports on Form 8-K, which were filed with the SEC on February 15, 2024, May 3, 2024, May 17, 2024, June 14, 2024, June 25, 2024 and July 10, 2024; and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on December 10, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

Any documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the termination of the offering of our securities to which this prospectus relates, will automatically be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Vivos Therapeutics, Inc.

Attn: Chief Financial Officer

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(844) 672-4357

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169,498 Shares of Common Stock

3,050,768 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrant

3,220,266 Shares of Common Stock Issuable Upon Exercise of Common Stock Purchase Warrant

Offered by the Selling Stockholder

PROSPECTUS

               , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate (other than the SEC registration fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be Paid
SEC registration fee	$2,233.96
Legal fees and expenses (including Blue Sky fees)	50,000
Accounting fees and expenses	28,000
Transfer agent fees and expenses	5,000
Miscellaneous	5,000
Total	$62,233.96

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents, provided that the person acted in good faith and in a manner the person reasonably believed to be in the corporation’s best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

The registrant’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”) provide for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions made to a director,(4) for any transaction from which the director or officer derived an improper personal benefit or (5) an officer in any action by or in the right of the corporation. The Certificate of Incorporation of the registrant provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

II-1

The registrant has obtained and maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss(es) rising from claims made by reason of breach of duty or other wrongful act, and (b) to it with respect to payments that it may make to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (b) and (c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a. each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b. each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Stock Certificate. (1)

4.2	Form of Representative’s Warrant in connection with the Company’s initial public offering. (2)

4.3	Form of Representative’s Warrant in connection with the Company’s May 2021 follow-on offering. (3)

4.4	Form of Common Stock Warrant, dated January 9, 2023, issued to the investor in the January 2023 private placement (4)

4.5	Form of Pre-Funded Warrant, dated January 9, 2023, issued to the investor in the January 2023 private placement (4)

4.6	Form of Series A Common Stock Purchase Warrant, dated November 2, 2023, issued to the investor in the November 2023 private placement.(5)

4.7	Form of Series B Common Stock Purchase Warrant, dated November 2, 2023, issued to the investor in the November 2023 private placement.(5)

4.8	January 2023 Warrant Amendment, dated November 2, 2023, issued to the investor in the November 2023 private placement.(5)

4.9	Form of Pre-Funded Warrant, dated November 2, 2023, issued to the investor in the November 2023 private placement.(5)

4.10	Form of Series B-1 Common Stock Purchase Warrant, issued to the investor in the February 2024 Inducement Transaction (6)

4.11	Form of Series B-2 Common Stock Purchase Warrant, issued to the investor in the February 2024 Inducement Transaction (6)

4.12*	Pre-Funded Warrant, dated June 10, 2024, issued to V-CO Investors LLC.

4.13*	Warrant, dated June 10, 2024, issued to V-CO Investors LLC.

5.1*	Opinion of Ellenoff Grossman & Schole LLP

23.1*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Plante & Moran PLLC.

23.3*	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the initial filing of this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1, filed with the SEC on October 9, 2020.
(2)	Incorporated by reference to the Company’s Registration Statement on Form S-1/A, filed with the SEC on November 19, 2020.
(3)	Incorporated by reference to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2021.
(4)	Incorporated by refence to the Company’s Current Report on Form 8-K, filed with the SEC on January 9, 2023.
(5)	Incorporated by refence to the Company’s Current Report on Form 8-K, filed with the SEC on November 2, 2023.
(6)	Incorporated by refence to the Company’s Current Report on Form 8-K, filed with the SEC on February 15, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Littleton, Colorado on July 29, 2024.

VIVOS THERAPEUTICS, INC.

By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints R. Kirk Huntsman and Bradford Amman and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 increasing the number of shares for which registration is sought, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorney-in-fact and agent so acting deem appropriate, with the SEC, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 29, 2024.

Name	Title

/s/ R. Kirk Huntsman	Chairman of the Board & Chief Executive Officer
R. Kirk Huntsman	(Principal Executive Officer)

/s/ Bradford Amman	Chief Financial Officer, Secretary and Treasurer
Bradford Amman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ralph E. Green	Director
Ralph E. Green, DDS, MBA

/s/ Anja Krammer	Director
Anja Krammer

/s/ Leonard J. Sokolow	Director
Leonard J. Sokolow

/s/ Matthew Thompson	Director
Matthew Thompson, MD

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